SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class A shares
Fiscal period ending:  October 31, 1996
Inception date:  June 1, 1987


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n      =         Number of Time Periods 1 Year    5 Years   10 Years

P      =         Initial Investment     $1000     $1000     $1000

ERV    =         Ending Redeemable Value          $1,071    $1,351    $2,458

T      =         Average Annual
                 Total Return           7.11%     6.21%     10.02%

*Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends     $2,373,558

Expenses                     $445,079

Reimbursement                      $0

Average shares             23,875,518

NAV                            $14.49

Sales Charge                    4.75%

POP                            $15.21

Yield at POP                    6.52%

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           SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class B
Shares
Fiscal period ending:  October 31, 1996
Inception date:  February 1, 1994

TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n                      =            Number of Time Periods  1 Year    Life*

P                      =            Initial Investment      $1000     $1000

ERV                    =            Ending Redeemable Value $1,066    $1,068

T                      =            Average Annual
                       Total Return 6.57%    2.44%*

*Life of fund, if less than 10 years


YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends       $294,207

Expenses                      $82,947

Reimbursement                      $0

Average shares              2,903,518

NAV                            $14.45

Maximum Contingent Deferred
Sales Charge                    5.00%

Yield at NAV                    6.19%

SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Global Governmental Income Trust -- Class M
Shares
Fiscal period ending:  October 31, 1996
Inception date:  March 17, 1995


TOTAL RETURN

Formula  --  Average Annual Total Return:     ERV = P(1+T)^n

n                      =           Number of Time Periods    1 Year    Life*

P                      =           Initial Investment        $1000     $1000

ERV                    =           Ending Redeemable Value   $1,085    $1,203

T                      =           Average Annual
                       Total Return           8.46%          12.00%*

*Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends        $13,039

Expenses                       $2,814

Reimbursement                      $0

Average shares                131,917

NAV                            $14.44

Sales Charge                    3.25%

POP                            $14.93

Yield at POP                    6.31%